Orion Marine Group, Inc. Reports Second Quarter 2013 Results

Houston, Texas, August 1, 2013 -- Orion Marine Group, Inc. (NYSE: ORN) (the “Company”), a heavy civil marine contractor, today reported net income for the three months ended June 30, 2013, of $0.2 million ($0.01 diluted earnings per share). These results compare to a net loss of $5.4 million ($0.20 diluted loss per share) for the same period a year ago.

"During the second quarter we had strong utilization on our construction equipment and improvements in dredge utilization,” said Mike Pearson, Orion Marine Group's President and Chief Executive Officer. "Significant improvements in our year over year results indicate a gradual improvement in market conditions, along with our ability to operate profitably with the right mix and volume of work. As we begin the second half of 2013, we are continuing to see pockets of pricing improvement with continued high demand for our services."

Financial highlights of the Company's second quarter 2013 include:

Second Quarter 2013

•	Second quarter 2013 contract revenue was $84.1 million, an increase of 25%, as compared with second quarter 2012 revenue of $67.1 million.

•	The Company self-performed approximately 82% of its work as measured by cost during the second quarter 2013, which was the same in the prior year period.

•
Gross profit for the quarter was $7.8 million, which represents an increase of $8.0 million as compared with the second quarter of 2012. Gross profit margin for the quarter was 9.3%, which was higher than the prior year period of negative 0.3%. During the second quarter of 2013, gross profit margin improved as a result of improved equipment utilization as compared with the prior year period. Margin in the prior year period was also driven down due to idle crews and equipment following project completions.

•
Selling, General, and Administrative expenses for the second quarter 2013 were $7.8 million as compared to $7.5 million in the prior year period. The increase is primarily related to additional overhead expenses as a result of the acquisition made in late 2012.

•	The Company's second quarter 2013 EBITDA was $5.7 million, representing a 6.7% EBITDA margin, which compares to second quarter 2012 EBITDA of negative $2.4 million, or a negative 3.5% EBITDA margin.

Backlog of work under contract as of June 30, 2013 was $243.9 million, which compares with backlog under contract at June 30, 2012 of $193.7 million. Additionally, the Company is currently the apparent low bidder on approximately $67 million of work.

The Company reminds investors that backlog can fluctuate from period to period due to the timing and execution of contracts. Given the typical duration of the Company's projects, which generally range from three to nine months, the Company's backlog at any point in time usually represents only a portion of the revenue it expects to realize during a twelve-month period. Backlog consists of projects under contract that have either (a) not been started, or (b) are in progress and not yet complete, and the Company cannot guarantee that the revenue projected in its backlog will be realized, or, if realized, will result in earnings.
Outlook
“Demand for our services remains robust as we track over $6 billion worth of opportunities,” said Mr. Pearson. “Activity from the private sector continues to be strong. Lettings by both state agencies and local port authorities also remain a steady source of bid opportunities. Corps lettings for dredging services have continued to remain uncertain. With only two months remaining in the federal fiscal year, our attention has now turned to the budgeting process for the upcoming federal fiscal year beginning October 1st."

“The second quarter was very successful in terms of winning new work," said Mark Stauffer, Executive Vice President and Chief Financial Officer. "In the period we bid on approximately $440 million worth of opportunities and were successful on approximately

$177 million. This represents a 40% win rate or a book-to-bill ratio of 2.12 times for the quarter. This success pushed our backlog at the end of the second quarter to $243.9 million; its highest level since the first quarter of 2010.

Currently, we have over $180 million worth of bids outstanding, including approximately $67 million on which we are apparent low bidder. The current level of bid activity, coupled with encouraging long term end market drivers gives us optimism for the future. We also continue to see pockets of pricing improvement; however, this trend has not yet become widespread. As the results of this quarter have shown, profitability can be achieved at current bid margin levels with the right volume and mix of projects.

As we look ahead, it is not unreasonable to expect profitable results for the full year given the current backlog levels and bid market opportunities. However, we still have gaps to fill in both the third and fourth quarters, as much of the recently booked backlog will extend into 2014. As always, we remain committed to managing a conservative balance sheet, maintaining strong project execution, and increasing shareholder value.”

Conference Call Details

Orion Marine Group will conduct a telephone briefing to discuss its results for the second quarter 2013 at 10:00 a.m. Eastern Time/9:00 a.m. Central Time on Thursday, August 1, 2013. To listen to a live broadcast of this briefing, visit the Investor Relations section of the Company's website at www.orionmarinegroup.com. To participate in the call, please call the Orion Marine Group Second Quarter 2013 Earnings Conference Call at 877-546-5020; participant code 15307479.

About Orion Marine Group

Orion Marine Group, Inc. provides a broad range of heavy civil marine construction and specialty services on, over and under the water in the Gulf Coast, the Atlantic Seaboard, the West Coast, Alaska, Canada and the Caribbean Basin and acts as a single source turn-key solution for its customers' marine contracting needs. Its heavy civil marine construction services include marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of marine waterways, channels and ports, environmental dredging, offshore construction, abandonment, and specialty services. Its specialty services include salvage, demolition, diving, surveying, towing and underwater inspection, excavation and repair. The Company is headquartered in Houston, Texas and has a near 100-year legacy of successful operations.

EBITDA and EBITDA Margin

This press release includes the financial measures “EBITDA” and “EBITDA margin”. These measurements may be deemed “non-GAAP financial measures” under rules of the Securities and Exchange Commission, including Regulation G. The non-GAAP financial information may be determined or calculated differently by other companies. By reporting such non-GAAP financial information, the Company does not intend to give such information greater prominence than comparable and other GAAP financial information, which information is of equal or greater importance.

Orion Marine Group defines EBITDA as net income before net interest expense, income taxes, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA for the period by contract revenues for the period. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by contract revenues. EBITDA and EBITDA margin are used internally to evaluate current operating expense, operating efficiency, and operating profitability on a variable cost basis, by excluding the depreciation and amortization expenses, primarily related to capital expenditures and acquisitions, and net interest and tax expenses. Additionally, EBITDA and EBITDA margin provide useful information regarding the Company's ability to meet future debt repayment requirements and working capital requirements while providing an overall evaluation of the Company's financial condition. In addition, EBITDA is used internally for incentive compensation purposes. The Company includes EBITDA and EBITDA margin to provide transparency to investors as they are commonly used by investors and others in assessing performance. EBITDA and EBITDA margin have certain limitations as analytical tools and should not be used as a substitute for operating margin, net income, cash flows, or other data prepared in accordance with generally accepted accounting principles in the United States, or as a measure of the Company's profitability or liquidity.

A reconciliation of the Company's future EBITDA margin to the corresponding GAAP measure is not available as these are estimated goals for the performance of the overall operations over the planning period. These estimated goals are based on assumptions that may be affected by actual outcomes, including but not limited to the factors noted in the “forward looking statements” herein, in other releases, and in filings with the Securities and Exchange Commission.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release (including those under “Outlook” above), and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start date, anticipated revenues, and contract options which may or may not be awarded in the future. Forward looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints and any potential contract options which may or may not be awarded in the future, and are the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company's Annual Report on Form 10-K, filed on March 6, 2013, which is available on its website at www.orionmarinegroup.com or at the SEC's website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

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Orion Marine Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share information)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Contract revenues	84,081	67,132	159,140	118,022
Costs of contract revenues	76,250	67,349	145,479	121,067
Gross profit (loss)	7,831	(217)	13,661	(3,045)
Selling, general and administrative expenses	7,826	7,478	15,517	14,569
Income (loss) from operations	5	(7,695)	(1,856)	(17,614)
Other income (expense)
Other income	316	4	614	184
Interest income	1	8	12	19
Interest expense	(132)	(234)	(316)	(403)
Other (income) expense, net	185	(222)	310	(200)
Income (loss) before income taxes	190	(7,917)	(1,546)	(17,814)
Income tax benefit	(22)	(2,497)	(661)	(6,057)
Net income (loss)	212	(5,420)	$(885)	$(11,757)
Net loss attributable to noncontrolling interest	(18)	—	(25)
Net income (loss) attributable to Orion common stockholders	$230	$(5,420)	$(860)	$(11,757)

Basic income (loss) per share	$0.01	$(0.20)	$(0.03)	$(0.43)
Diluted income (loss) per share	$0.01	$(0.20)	$(0.03)	$(0.43)
Shares used to compute income (loss) per share
Basic	27,270,367	27,121,417	27,250,268	27,120,593
Diluted	27,600,661	27,121,417	27,250,268	27,120,593

Orion Marine Group, Inc. and Subsidiaries
EBITDA and EBITDA Margin Reconciliations
(In Thousands, except margin data)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income / (loss).......................................	212	(5,420)	$(885)	$(11,757)
Income tax expense......................................	(22)	(2,497)	(661)	(6,057)
Interest expense, net.....................................	131	226	304	384
Depreciation and amortization....................	5,350	5,312	10,728	10,691
EBITDA .....................................................	$5,671	$(2,379)	$9,486	$(6,739)
Operating (loss) / income margin ..............	0.4%	(11.4)%	(0.7)%	(14.8)%
Impact of depreciation and amortization....	6.3%	7.9%	6.7%	9.1%
EBITDA margin..........................................	6.7%	(3.5)%	6.0%	(5.7)%

Orion Marine Group, Inc. and Subsidiaries
Supplementary Financial Information
(In Thousands)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$40,584	$43,084
Accounts receivable:	—	—
Trade, net of allowance of $0	32,661	45,072
Retainage	6,790	8,213
Other	641	1,712
Income taxes receivable	2,842	3,110
Note receivable	46	46
Inventory	5,223	4,354
Deferred tax asset	37	37
Costs and estimated earnings in excess of billings on uncompleted contracts	19,892	19,245
Asset held for sale	920	920
Prepaid expenses and other	1,897	2,857
Total current assets	111,533	128,650
Property and equipment, net	147,069	150,671
Accounts receivable, long-term	1,410	1,410
Inventory, non-current	915	915
Goodwill	34,817	34,817
Intangible assets, net of amortization	386	627
Other assets	220	225
Total assets	$296,350	$317,315
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current debt	$9,343	12,621
Accounts payable:
Trade	20,054	28,744
Retainage	1,799	2,433
Accrued liabilities	9,401	12,456
Taxes payable	432	252
Billings in excess of costs and estimated earnings on uncompleted contracts	10,669	16,369
Total current liabilities	51,698	72,875
Long-term debt	—	—
Other long-term liabilities	857	564
Deferred income taxes	17,654	18,496
Deferred revenue	117	146
Total liabilities	70,326	92,081
Commitments and contingencies
Stockholders’ equity:
Preferred stock -- $0.01 par value, 10,000,000 authorized, none issued	—	—
Common stock -- $0.01 par value, 50,000,000 authorized, 27,627,321 and 27,530,220 issued; 27,309,590 and 27,212,489 outstanding at June 30, 2013 and December 31, 2012, respectively	277	275
Treasury stock, 317,731 shares, at cost	(3,003)	(3,003)
Additional paid-in capital	162,613	160,973
Retained earnings	66,079	66,939
Equity attributable to common stockholders	225,966	225,184
Noncontrolling interest	58	50
Total stockholders’ equity	226,024	225,234
Total liabilities and stockholders’ equity	$296,350	$317,315

Orion Marine Group, Inc. and Subsidiaries
Supplementary Financial Information
(In Thousands)

	Six months ended June 30,
	2013	2012
Cash flows from operating activities
Net loss	$(885)	$(11,757)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	10,728	10,691
Deferred financing cost amortization	35	139
Bad debt recoveries	(3)	(1)
Deferred income taxes	(747)	(2,866)
Stock-based compensation	1,132	1,526
Gain on sale of property and equipment	(48)	(93)
Gain on bargain purchase from acquisition of a business	—	—
Accounts receivable	14,905	(13,797)
Income tax receivable	269	(3,222)
Inventory	(869)	(430)
Note receivable	—	5
Prepaid expenses and other	930	(149)
Restricted cash	—	—
Costs and estimated earnings in excess of billings on uncompleted contracts	(647)	5,721
Accounts payable	(9,324)	4,229
Accrued liabilities	(2,762)	(468)
Income tax payable	86	—
Billings in excess of costs and estimated earnings on uncompleted contracts	(5,700)	8,882
Deferred revenue	(29)	(28)
Net cash provided by (used in) operating activities	7,071	(1,618)
Cash flows from investing activities:
Proceeds from sale of property and equipment	81	252
Purchase of property and equipment	(6,917)	(18,689)
Net cash used in investing activities	(6,836)	(18,437)
Cash flows from financing activities:
Borrowings from Credit Facility	—	13,000
Payments made on borrowings from Credit Facility	(3,278)	—
Contributions from non-controlling interest	33	—
Exercise of stock options	510	13
Increase in loan costs	—	(4)
Net cash (used in) provided by financing activities	(2,735)	13,009
Net change in cash and cash equivalents	(2,500)	(7,046)
Cash and cash equivalents at beginning of period	43,084	38,979
Cash and cash equivalents at end of period	$40,584	$31,933
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$337	$350
Taxes (net of refunds)	$(269)	$30

SOURCE: Orion Marine Group, Inc.
Orion Marine Group, Inc.
Mark Stauffer, Executive Vice President & CFO
Chris DeAlmeida, Vice President, Accounting & Finance, 713-852-6506
Drew Swerdlow, Sr. Analyst, Finance & Investor Relations, 713-852-6582